UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

Gevo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On December 2, 2021 Gevo, Inc. (“Gevo”) entered into a Fuel Supply Agreement (the “Agreement”) with Kolmar Americas, Inc. (“Kolmar” and, together with the Gevo, the “Parties” and, each, a “Party”) pursuant to which, Gevo has agreed to supply renewable isooctane, sustainable aviation fuel, renewable gasoline, and renewable alcohol to jet synthetic paraffinic kerosene (collectively, “Renewable Hydrocarbons”) to Kolmar. Under the Agreement, Gevo expects to deliver to Kolmar Renewable Hydrocarbons from a new production facility that is currently in development referred to as ‘Net-Zero 2’ at a location to be determined and mutually agreed upon by the Parties (the “Facility”). Kolmar will pay Gevo through an allocation of profit from the resale of the Renewable Hydrocarbons.

The Agreement became effective on December 2, 2021 and will continue in full force and effect until the eighth anniversary of the commercial operations date of the Facility (unless earlier terminated pursuant to its terms). The Parties may extend the Agreement’s term for successive three-year terms by mutual agreement.

The Parties may terminate the Agreement in the event that certain conditions precedent related to the financing and development of the Facility are not met, or if certain customary events of default or other circumstances occur and are not cured within a certain time period. Upon the termination of the Agreement due to an event of default, the defaulting Party may be required to make a Termination Payment (as calculated pursuant to the Agreement) to the non-defaulting Party. While we cannot estimate the amount of any Termination Payment at this time, such amount could be significant.

The Agreement contains certain customary representations, warranties, covenants and confidentiality provisions, and also contains mutual indemnification obligations. All Renewable Hydrocarbons delivered by Gevo shall meet the quality specifications established in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Fuel Supply Agreement, dated December 2, 2021, by and between Gevo, Inc. and Kolmar Americas, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to Gevo if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: December 7, 2021	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Vice President - General Counsel and Secretary